HAWKINS ACCOUNTING
Certified Public Accountant

audit  .  tax  .  consulting

CONSENT  OF  THE  INDEPENDENT  AUDITOR

As  the  independent  auditor  for  Omega Capital Funding, LLC., I hereby consent to the incorporation by reference in this Form 8-K Statement of my report, relating to the  audited  financial  statements and financial statement schedules of Omega Capital Funding, LLC.  as of December 31, 2006 and 2005 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005.  My audit report dated July 26, 2007.

Hawkins  Accounting

Los Angeles, California

March 7, 2007

2335 S. BENTLEY AVE.  SUITE 302  LOS ANGELES, CA  90064

  408.460.4173   FAX  310.477.6040  RRH2CPA@CS.COM